UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2007

Banc of America Funding 2007-6 Trust

(Exact name of issuing entity as specified in its charter)

Banc of America Funding Corporation

 (Exact name of depositor as specified in its charter)

Bank of America, National Association

 (Exact name of sponsor as specified in its charter)

New York	333-130536-24	56-139-0085
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(IRS Employer Identification Nos. of issuing entity)

214 North Tryon Street, Charlotte, North Carolina		28255
(Address of principal executive offices)		(Zip Code)

Depositor’s telephone number, including area code (704) 386-2400

N/A

(Former name or former address, if changed since last report:)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 6.02 Change of Servicer or Trustee

On October 1, 2007, Bank of America, National Association (“BANA”), transferred the servicing with respect to 68 mortgage loans in the Issuing Entity (the “Transferred Mortgage Loans”) with an aggregate principal balance as of September 1, 2007 of approximately $13,992,360 to Wells Fargo Bank, N.A. Prior to October 1, 2007, the Transferred Mortgage Loans were serviced by BANA pursuant to a Servicing Agreement, dated as of July 31, 2007, by and between BANA and Banc of America Funding Corporation.

All disclosure required by Item 1108(a)(3) of Regulation AB (17 C.F.R. Sections 229.1100 - 229.1123) with respect to Wells Fargo Bank, N.A., as servicer, is provided in the prospectus filed pursuant to Rule 424 of the Securities Act of 1933, as amended, on August 1, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K.

Wells Fargo Bank, N.A. will service the Transferred Mortgage Loans pursuant to the Servicing Agreement, dated as of July 1, 2006, by and between BANA and Wells Fargo Bank, N.A., as modified by the Assignment, Assumption and Recognition Agreement, dated July 31, 2007, among BANA, Banc of America Funding Corporation, U.S. Bank National Association, CitiMortgage, Inc. and Wells Fargo Bank, N.A., copies of which were filed as Exhibits 10.2(A) and (B) pursuant to Form 8-K on August 15, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banc of America Funding 2007-6 Trust
(Issuing Entity)

By: CitiMortgage, Inc.
(Master Servicer)

By: /s/ Tommy Harris
Name: Tommy Harris
Title: Senior Vice President

Date: October 1, 2007